UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-2284372
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of Principal Executive Offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2006, TESSCO Technologies Incorporated (the “Company”) entered into a Stock Repurchase Agreement with Advisory Research Microcap Value Fund, L.P. (“Advisory”), pursuant to which the Company agreed to purchase all of Advisory’s share holdings in the Company (629,575 shares).  The purchase price for the shares was $25.00 per share, and the total consideration paid by the Company to Advisory in connection with the stock repurchase was $15,739,375.

The foregoing description of the Stock Repurchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Repurchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 13, 2006, TESSCO issued a press release announcing its entry into the Stock Repurchase Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Stock Repurchase Agreement, dated as of September 13, 2006, between TESSCO Technologies Incorporated and Advisory Research Microcap Value Fund, L.P.

99.1	Press Release of TESSCO Technologies Incorporated dated September 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Chief Financial Officer, Senior Vice President and Corporate Secretary

Dated: September 13, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stock Repurchase Agreement, dated as of September 13, 2006, between TESSCO Technologies Incorporated and Advisory Research Microcap Value Fund, L.P.

99.1	Press Release of TESSCO Technologies Incorporated dated September 13, 2006.